UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): November 18, 2015

FBL Financial Group, Inc.
(Exact name of registrant as specified in its charter)

Iowa	1-11917	42-1411715
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5400 University Avenue, West Des Moines, Iowa		50266-5997
(Address of principal executive offices)		(Zip Code)

(515) 225-5400
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a.12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)    On November 18, 2015, FBL Financial Group, Inc. (the “Company”) adopted a Cash-Based Restricted Surplus Unit Plan (the “Surplus Unit Plan”) as a component of the Company’s long-term incentive compensation program. The Company’s Chief Executive Officer, Chief Financial Officer and named executive officers are expected to participate in the Surplus Unit Plan.

The Surplus Unit Plan will provide participants with restricted surplus units pursuant to awards made by the Company’s Stock Subcommittee (the “Subcommittee”) of the Management Development and Compensation Committee. The Subcommittee will designate the notional value of the restricted surplus units on the date of grant, with such restricted surplus units increasing or decreasing in value based on the financial performance of Farm Bureau Property & Casualty Insurance Company (“FBPCIC”), a property-casualty insurer managed by the Company in exchange for a management fee. The value of the restricted surplus units will be paid in cash or cash equivalents on the dates of payment.

Although the Surplus Unit Plan provides the Subcommittee with broad discretion regarding the forfeiture, vesting and other terms, conditions and restrictions of any award granted, the Company currently anticipates that the notional value of each restricted surplus unit granted will be $100, and will increase or decrease based on the average annual percentage change in surplus of FBPCIC for the three calendar years preceding the first vesting date following the grant date. The Company further anticipates that the restricted surplus units will vest and be paid annually over a period of five years, with 20% of the granted restricted surplus units vesting and being paid per year, subject to continued service (other than by reason of death or disability) and potentially subject to performance requirements.

The Company expects to utilize the Surplus Unit Plan as a component of its long-term incentive compensation program in tandem with the Company’s existing Cash-Based Restricted Stock Unit Plan, which provides participants with restricted stock units equivalent in value on the date of award to the fair market value of same number of shares of the Company's Class A common stock. Under the Cash-Based Restricted Stock Unit Plan, the restricted stock units are settled in cash at the value of the equivalent number of shares of the Company's Class A common stock on the dates of payment.

In recent years, the Company has granted annual long-term incentive awards based on a percentage of the participant’s salary, with the percentage of the award increasing with the level of position. The Company anticipates continuing this practice with respect to its long-term incentive compensation program at similar percentages relative to levels of position. However, rather than long-term incentive awards being made exclusively under the Cash-Based Restricted Stock Unit Plan as in recent years, going forward the Company anticipates that 50% of such long-term incentive awards will be made pursuant to the Surplus Unit Plan and 50% will be made pursuant to the Cash-Based Restricted Stock Unit Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FBL FINANCIAL GROUP, INC.
Registrant

Date: November 20, 2015

/s/ Donald J. Seibel
Donald J. Seibel
Chief Financial Officer